UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
April 30, 2020

EASTMAN CHEMICAL COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12626	62-1539359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 South Wilcox Drive
Kingsport	Tennessee	37662
(Address of Principal Executive Offices)		(Zip Code)
(423) 229-2000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EMN	New York Stock Exchange
1.50% Notes Due 2023	EMN23	New York Stock Exchange
1.875% Notes Due 2026	EMN26	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Amendments to Material Definitive Agreements

The Credit Facility and the Term Loan Agreement

Eastman Chemical Company (the "Company") has access to borrowings of up to $1.5 billion under the Amended and Restated Five-Year Credit Agreement (the "Credit Facility") expiring October 25, 2023 (subject to one year extension as provided in the Credit Facility) with interest at varying spreads above quoted market rates. The Credit Facility provides available liquidity for general corporate purposes and supports commercial paper borrowings, and is filed as Exhibit 10.01 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2018 and is incorporated herein by this reference. As previously reported, as part of the Company's liquidity actions due to increased market volatility resulting from the COVID-19 pandemic, on March 26, 2020 the Company borrowed $400 million under the Credit Facility.

As previously reported, as an additional liquidity measure, on April 9, 2020 the Company borrowed $250 million under a 364-Day Term Loan Credit Agreement (the "Term Loan Agreement") with interest at varying spreads above quoted market rates depending on the Company's public debt rating and with principal and accrued interest payable April 8, 2021. The Term Loan Agreement contains the same covenants and events of default, including maintenance of certain financial ratios, as the Credit Facility. The Term Loan Agreement is filed as Exhibit 10.01 to the Company's Current Report on Form 8-K filed on April 15, 2020 and incorporated herein by this reference.

Amendments to The Credit Facility and the Term Loan Agreement

To reflect the higher cash balance to enhance liquidity due to, and the expected negative impact on operating results of, the COVID-19 pandemic, on April 30, 2020 the Company amended the Credit Facility and the Term Loan Agreement (the "Agreements"), including to:
•change the maximum debt covenant (the "Leverage Ratio")
◦from 3.50 to 1.00 of "Debt" (as defined in the Agreements) to EBITDA (as defined in the Agreements) for any four consecutive quarters (or 4.00 to 1.00 for four consecutive quarters after an acquisition of at least $300,000,000)
◦to "Net Debt" (all "Debt" less cash and cash equivalents "escrowed for the purpose of repayment of debt" and "cash and cash equivalents in excess of $200,000,000") to EBITDA for any four consecutive quarters of
▪4.00 to 1.00 for second, third, and fourth quarters 2020,
▪4.25 to 1.00 for first quarter 2021,
▪4.00 to 1.00 for second quarter 2021, and
▪3.50 to 1.00 beginning third quarter 2021
•or, after second quarter 2021, 4.00 to 1.00 for four consecutive quarters after an acquisition of at least $300,000,000 and then 3.50 to 1.00 thereafter; and
•add a new restrictive covenant that prohibits stock buybacks from April 30, 2020 through June 30, 2021 at any time that the Leverage Ratio exceeds 3.50 to 1.00.

The foregoing description of the amended terms of the Agreements is qualified in its entirety by reference to the full text of Amendment No. 1 to the Credit Facility filed as Exhibit 10.01 to this Current Report on Form 8-K and of Amendment No. 1 to the Term Loan Agreement filed as Exhibit 10.02 to this Current Report on Form 8-K and incorporated herein by this reference.

Item 9.01 (d) Exhibits

The following exhibits are filed pursuant to Item 9.01(d):

10.01  Amendment No. 1 dated as of April 30, 2020 to the Amended and Restated Five-Year Credit Agreement

10.02  Amendment No. 1 dated as of April 30, 2020 to the 364-Day Term Loan Credit Agreement

104  Cover Page Interactive Data File

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Eastman Chemical Company
By:	/s/ Donny Chia
Donny Chia
Vice President, Treasurer & Head of Corporate Development
Date: May 6, 2020